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                                                                  Exhibit (e)(5)

American General
Life Companies

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
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                                                     EXECUTIVE ADVANTAGE(SM)
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                                                    LOAN / SURRENDER REQUEST
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Policy Number:_____________________ Policyholder:________________________________________________________
                                                 (Last Name, First Name, Middle Name)

Insured:________________________________________________________ Social Security No.: ______-_____-______
        (Last Name, First Name, Middle Name)
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LOAN REQUEST
  .  Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
     [_] Maximum Amount Available (may vary by Subaccount)
     [_] $___________ in cash or maximum amount available, if less

SURRENDER REQUEST

     [_] Full surrender (original policy or lost policy affidavit must be enclosed)
     [_] Partial surrender in the amount of $___________ or for ______% of cash surrender value
  .  No more than two (2) surrenders may be made during each Certificate Year.
  .  An expense charge and/or a surrender charge may be assessed according to the Certificate.
  .  You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.
                                                 Amount Percent                                                   Amount Percent
                                                 ------ -------                                                   ------ -------
Guaranteed Account                               $_____  ____%

  AIM Variable Insurance Funds (Invesco Variable Insurance       Goldman Sachs Variable Insurance Trust
  Funds)                                                           Strategic International Equity Fund            $_____  ____%
  Invesco V.I. High Yield Fund                   $_____  ____%     Structured U.S. Equity Fund                    $_____  ____%
  Invesco V.I. American Value Fund               $_____  ____%   JPMorgan Insurance Trust
  AllianceBernstein Variable Product Series Fund, Inc.             Small Cap Core Portfolio                       $_____  ____%
  Growth Portfolio                               $_____  ____%   The Universal Institutional Funds, Inc.
  Growth and Income Portfolio                    $_____  ____%     Core Plus Fixed Income Portfolio               $_____  ____%
  Large Cap Growth Portfolio                     $_____  ____%     Emerging Markets Equity Portfolio              $_____  ____%
American Century Variable Portfolios, Inc.                         Mid Cap Growth Portfolio                       $_____  ____%
  VP Income & Growth Fund                        $_____  ____%   Neuberger Berman Advisers Management Trust
  VP International Fund                          $_____  ____%     AMT Large Cap Value Portfolio                  $_____  ____%
BlackRock Variable Series Funds, Inc.                            PIMCO Variable Insurance Trust
  BlackRock Basic Value V.I. Fund                $_____  ____%     High Yield Portfolio                           $_____  ____%
  BlackRock Capital Appreciation V.I. Fund       $_____  ____%     Long -Term U.S. Government Portfolio           $_____  ____%
  BlackRock U.S. Government Bond V.I. Fund       $_____  ____%     Real Return Portfolio                          $_____  ____%
  BlackRock Value Opportunities V.I. Fund        $_____  ____%     Short-Term Portfolio                           $_____  ____%
Fidelity Variable Insurance Products                               Total Return Portfolio                         $_____  ____%
  VIP Balanced Portfolio                         $_____  ____%   Vanguard Variable Insurance Fund
  VIP Contrafund Portfolio                       $_____  ____%     Total Bond Market Index Portfolio              $_____  ____%
  VIP Index 500 Portfolio                        $_____  ____%     Total Stock Market Index Portfolio             $_____  ____%
  VIP Money Market Portfolio                     $_____  ____%   VALIC Company I
Franklin Templeton Variable Insurance Products Trust               International Equities Fund                    $_____  ____%
  Developing Markets Securities Fund - Class 2   $_____  ____%     Mid Cap Index Fund                             $_____  ____%
  Foreign Securities Fund - Class 2              $_____  ____%     Small Cap Index Fund                           $_____  ____%
  Growth Securities Fund - Class 2               $_____  ____%

As Policyholder, I represent that the statements and answers in this Loan / Surrender request are written as made by me and are complete and true to the best of my knowledge and belief. In the event of a full surrender, I surrender all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

___________________________________________________________  ___________________________________________________________
Signature of Insured                                         Signature of Policyholder (If other than Insured)

________________________ _______, 20___
Date Signed



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Loan / Surrender, Executive Advantage(SM), 0513
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